Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Outset Medical, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, our report included in the registration statement No. 333-255062, as amended, and to the reference to our firm under the heading “Experts” in the prospectus included in such registration statement.

/s/ KPMG LLP

San Francisco, California

April 8, 2021